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                                                                    Exhibit 10.1

                                    FORM OF
                            INDEMNIFICATION AGREEMENT


       THIS INDEMNIFICATION AGREEMENT, dated as of [___________] (this "AGREEMENT"), is by and between Morningstar, Inc., an Illinois corporation (the "COMPANY"), and the undersigned director or executive officer of the Company ("INDEMNITEE").

                               W I T N E S S E T H

       WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has determined that highly competent persons may be reluctant to serve as a member of the Board of Directors (each, a "BOARD MEMBER") or as an executive officer of the Company (each, an "OFFICER") unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to the Company; and

       WHEREAS, the Board of Directors has determined that attracting and retaining such persons is in the best interests of the Company's shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

       WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

       WHEREAS, this Agreement is being entered into as part of Indemnitee's total compensation for serving as a Board Member or Officer, as applicable;

       NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

       SECTION 1. SERVICE BY INDEMNITEE.

       Indemnitee agrees to serve as a Board Member or Officer, as applicable, if so designated by the Company and appointed by the Board of Directors, and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.

       SECTION 2. INDEMNIFICATION.

       The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof, notwithstanding that such indemnification is not

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specifically authorized by this Agreement, the Articles of Incorporation of the
Company (as amended, the "CHARTER"), the By-laws of the Company (as amended, the "BY-LAWS"), the Illinois Business Corporation Act of 1983, as amended (the "ILLINOIS BUSINESS CORPORATION ACT"), or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of an Illinois corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the scope of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; PROVIDED that any change that is required by any applicable law, statute or rule to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

       SECTION 3. ACTION OR PROCEEDING OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE COMPANY.

       Indemnitee shall be entitled to the indemnification rights provided in this SECTION 3 if he or she was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a Board Member or Officer, as applicable, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (collectively, "DAMAGES") actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (a) gross negligence or intentional misconduct in the performance of his or her duty to the Company in such capacity unless and only to the extent that the court in which such action, suit or proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Damages as such court shall deem proper, or (b) a violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, the Company shall be required to indemnify Indemnitee in connection with an action, suit or proceeding initiated by him or her only if such action, suit or proceeding was authorized or contemplated by the Board of Directors or a committee thereof. No indemnity pursuant to this Agreement shall be provided by the Company for Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.


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       SECTION 4. ACTIONS BY OR IN THE RIGHT OF THE COMPANY.

       Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if he or she was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Board Member or Officer, as applicable, against Damages actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; PROVIDED that no indemnification shall be made with respect to any claim, issue or matter as to which Indemnitee has been finally adjudged to have been liable for (a) gross negligence or intentional misconduct in the performance of his or her duty to the Company in such capacity unless and only to the extent that the court in which such action, suit or proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Damages as such court shall deem proper, or (b) a violation of Section 16(b) of the Exchange Act or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Company shall be required to indemnify Indemnitee in connection with an action, suit or proceeding initiated by him or her only if such action, suit or proceeding was authorized by the Board of Directors or a committee thereof. No indemnity pursuant to this Agreement shall be provided by the Company for Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

       SECTION 5. ACTIONS WHERE INDEMNITEE IS DECEASED.

       If Indemnitee was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that he or she is or was a Board Member or Officer, as applicable, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such proceeding, Indemnitee shall die, then the Company shall indemnify, defend and hold harmless the estate, heirs and legatees of Indemnitee against any and all Damages incurred by such estate, heirs or legatees in connection with the investigation, defense, settlement or appeal of such proceeding on the same basis as provided for the Indemnitee in SECTIONS 3 and 4.

       SECTION 6. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY.

       Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served as a witness on behalf of the Company or has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in SECTION 3 or 4, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


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       SECTION 7. PARTIAL INDEMNIFICATION.

       If Indemnitee is only partially successful in the defense, settlement or appeal of any action, suit or proceeding described in SECTION 3 or 4, and as a result is not entitled under SECTION 6 to indemnification by the Company for the total amount of reasonable Damages actually and reasonably incurred by him or her, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to SECTION 6, to the extent Indemnitee has been partially successful.

       SECTION 8. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

       Upon written request by Indemnitee for indemnification pursuant to
SECTION 3 or 4, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors by a majority vote of a quorum consisting of disinterested directors; (b) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by a majority vote of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (c) by the shareholders, but shares owned by or voted under the control of Board Members, including the Indemnitee, who are at the time parties to the proceeding may not be voted in the determination. Such independent counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors to so select such independent counsel or upon failure of Indemnitee to so approve, such independent counsel shall be selected by an Illinois state court judge of the Circuit Court of Cook County, Chancery Division, or such other person as such judge shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

       For purposes of this SECTION 8, (a) a disinterested director shall mean a Board Member who is not or was not a party to the action, suit or proceeding in respect of which indemnification is being sought by Indemnitee, and (b) independent counsel shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder; PROVIDED that such independent counsel shall not have a conflict of interest in


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representing either the Company or Indemnitee in an action to determine
Indemnitee's right to indemnification under this Agreement.

       SECTION 9. ADVANCEMENT OF EXPENSES AND COSTS.

       All reasonable expenses and costs incurred by Indemnitee as a party to a proceeding or investigation (including attorneys' fees, retainers and advances of disbursements required of Indemnitee) (collectively, the "EXPENSE ADVANCE") shall be paid by the Company in advance of the final disposition of such action, suit, proceeding or investigation at the request of Indemnitee within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith. The Company's obligation to provide an Expense Advance is subject to the following conditions: (a) if the proceeding arose in connection with Indemnitee's service as a Board Member or Officer, as applicable, then the Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advance if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question, that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise; (b) Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power; and (c) Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee. Indemnitee's entitlement to such Expense Advance shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement. In the event that a claim for an Expense Advance is made hereunder and is not paid in full within ten (10) days after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

       SECTION 10. OTHER RIGHTS TO INDEMNIFICATION.

       The indemnification and advancement of expenses (including attorneys' fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the By-laws or the Charter, any vote of shareholders, any provision of law or otherwise.

       SECTION 11. REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES.

       In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder, or if payment has not been timely made following a determination of entitlement to indemnification pursuant to SECTION 8, or if expenses are not advanced pursuant to SECTION 9, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State


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of Illinois of his or her entitlement to such indemnification or advance. The
Company shall not oppose Indemnitee's right to seek any such adjudication or any other claim. Such judicial proceeding shall be made de novo, and Indemnitee shall not be prejudiced by reason of a determination (if so made) that he or she is not entitled to indemnification. If a determination is made or deemed to have been made, pursuant to the terms of SECTION 8, that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Damages actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

       SECTION 12. SELECTION OF COUNSEL.

       In the event the Company shall be obligated hereunder to pay the expenses of any claim, the Company shall be entitled to assume the defense of such claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same claim; PROVIDED that (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such claim at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

       SECTION 13. COUNSEL FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT.

       In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against, any reasonable expenses for attorneys' fees and disbursements actually and reasonably incurred by him or her. Indemnitee shall be entitled to select his or her own counsel; PROVIDED that the Company may elect to hire counsel to represent Indemnitee together with other similarly situated individuals, but only if such joint representation does not, in the reasonable discretion of Indemnitee, create any conflict of interest.


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       SECTION 14. LIABILITY INSURANCE.

       The Company shall, from time to time, make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers and employees of the Company or any subsidiary of the Company with coverage for losses from wrongful acts or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or the most favorably insured of the Company's officers, if Indemnitee is not a director of the Company but is an officer of the Company or any subsidiary of the Company. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

       If, at the time of the receipt of a notice of a claim pursuant to SECTION 24, the Company maintains liability insurance applicable to Board Members or Officers, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

       SECTION 15. DISCLOSURE OF PAYMENTS.

       In the event that the Company makes any payment, advance or reimbursement for Damages to Indemnitee under this Agreement, the Company shall make such disclosures as are required by the Illinois Business Corporation Act.

       SECTION 16. DURATION OF AGREEMENT.

       This Agreement shall continue until and terminate upon the later of (a) 10 years after Indemnitee has ceased to serve as a Board Member or Officer, as applicable or (b) the final termination of all pending or threatened actions, suits, proceedings or investigations with respect to Indemnitee.

       SECTION 17. SUCCESSORS AND ASSIGNS.

       This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct


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or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

       SECTION 18. SEVERABILITY.

       If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       SECTION 19. IDENTICAL COUNTERPARTS.

       This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

       SECTION 20. HEADINGS; SECTION REFERENCES.

       The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Unless otherwise specified herein, each reference herein to a Section shall be deemed a reference to a Section of this Agreement.

       SECTION 21. MODIFICATION AND WAIVER.

       No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.


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       SECTION 22. MUTUAL ACKNOWLEDGMENT.

       The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

       SECTION 23. NOTICE/COOPERATION BY INDEMNITEE.

       Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

       SECTION 24. NOTICES.

       All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (b) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed, to the following addresses:

              (i)    to Indemnitee:

                     [--------------------]





              (ii)   to the Company:

                     Morningstar, Inc.
                     225 West Wacker Drive
                     Chicago, IL  60606
                     Attention: Joseph D. Mansueto

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.


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       SECTION 25. OTHER AGREEMENTS.

       This Agreement restates and supersedes, but does not limit or negate, any indemnification, rights or interests of Indemnitee under any prior agreements between the Company and Indemnitee.

       SECTION 26. CONSENT TO JURISDICTION.

       The Company and Indemnitee hereby irrevocably consent to the jurisdiction of the state and federal courts of the State of Illinois for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in a state or federal court in the State of Illinois, which shall be the exclusive and only proper forum for adjudicating such a claim.

       SECTION 27. GOVERNING LAW.

       The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

       SECTION 28. EFFECTIVE DATE.

       The provisions of this Agreement shall cover claims, actions suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. By way of example but not of limitation, this Agreement shall apply to all liabilities, known or unknown, contingent or otherwise, that presently exist or arise in the future, regardless of whether the liabilities relate to activities of Indemnitee and/or the Company preceding or subsequent to the date of this Agreement.


                            [signature page follows]




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       IN WITNESS WHEREOF, the parties hereto have executed this Indemnification
Agreement as of the date first above written.


                                   MORNINGSTAR, INC.


                                   By:
                                       -----------------------------------------
                                       Name: Joseph D. Mansueto
                                       Title: Chief Executive Officer



                                   INDEMNITEE:


                                   By:
                                       -----------------------------------------
                                       Name: [__________________]














                  [Signature Page to Indemnification Agreement]